Exhibit 99.1
CORESITE REPORTS SECOND QUARTER 2011 RESULTS
AND INCREASES 2011 GUIDANCE / OUTLOOK
DENVER, CO — August 4, 2011 — CoreSite Realty Corporation (NYSE: COR), a national provider of powerful, network-rich data centers, today announced financial results for the second quarter 2011.
Highlights:
•	Reported funds from operations (“FFO”) of $0.30 per diluted share and unit
•	Reported revenue of $42.5 million, an increase of $2.5 million, or 6.3%, over the prior quarter
•	Executed gross leasing of 117,000 net rentable square feet (“NRSF”), including 31,000 NRSF of new and expansion data center leases representing $4.7 million of annualized GAAP rent
•	Achieved a 71.8% rent-retention ratio and a 35.3% cash rent growth on renewals
•	In July completed the first tranche of data center space at 2972 Stender, a 50,400 NRSF data center in Santa Clara, California
•	Increases its 2011 FFO per diluted share and unit guidance to $1.10 to $1.16
“In the second quarter, CoreSite delivered another quarter of solid leasing results, demonstrating the strength of our portfolio. As we lease-up our available space and complete renewals on in-place leases, we continue to realize the strong value inherent in our assets and our operating platform. We also continue to invest in redevelopment and development of our properties. We are pleased to announce the opening of 2972 Stender in late July and the continued progress of our redevelopment projects in Northern Virginia, Boston and Los Angeles,” commented Thomas Ray, CoreSite’s President and Chief Executive Officer.
Financial Results
The Company reported FFO of $13.8 million, or $0.30 per diluted share and unit, for the three months ended June 30, 2011. These results include a gain of $0.9 million related to the early discounted repayment on a portion of the loans on the 427 S. LaSalle property, and a $0.7 million expense related to the costs of pursuing a potential acquisition, which the Company is no longer pursuing.
Total operating revenue for the three months ended June 30, 2011, was approximately $42.5 million, a 6.3% increase on a sequential-quarter basis. The Company reported a net loss for the three months ended June 30, 2011, of $3.6 million and a net loss attributable to common shares of $1.5 million, or $0.08 per diluted share.
A reconciliation of GAAP net loss to funds from operations can be found in the Company’s supplemental financial presentation available on its website at www.CoreSite.com.

Operations and Leasing Activity
The Company executed leases for 117,142 NRSF of gross leasing activity during the period, including new and expansion leases for 31,464 NRSF of data center space and 44,156 NRSF of office and light industrial space. The data center leases were signed at a weighted average GAAP rate of $148 per NRSF with a weighted average lease term of 3.3 years. The office and light industrial leases were signed at a GAAP rental rate of $13 per NRSF.
During the second quarter, data center lease commencements totaled 23,401 NRSF at a weighted average GAAP rental rate of $135 per NRSF. Data center occupancy increased to 84.1% based on commenced leases at June 30, 2011. As of June 30, 2011, the Company had executed and not yet commenced data center leases for 40,690 NRSF of space, which upon full commencement is forecasted to contribute an additional $7.1 million in annualized rent and drive occupancy in the operating data center portfolio at June 30, 2011, to 87.1%.
Renewal leases totaling 41,523 NRSF commenced in the second quarter at a weighted average GAAP rental rate of $136 per NRSF. The Company achieved 35.3% rent growth on a cash basis and a rent-retention ratio of 71.8%.
Development and Redevelopment Activity
As of June 30, 2011, the Company owned land and buildings sufficient to increase its operating data center space by 996,058 NRSF, or 90.4%, through the development or redevelopment of (1) 192,738 NRSF of data center space currently under construction, (2) 304,519 NRSF of vacant space currently available for redevelopment, (3) 102,951 NRSF of currently operating data center space targeted for upgrade to more robust specifications through future redevelopment, and (4) 395,850 NRSF of new data center space that can be developed on land that the Company currently owns at its Coronado-Stender business park.
The total estimated cost to complete the 192,738 NRSF of data center space and the 2,345 NRSF of office space under construction at June 30, 2011 is $132.1 million, of which $131.9 million relates to the data center space. Approximately $58.0 million has been incurred through June 30, 2011, including investments of $42.3 million in its 2972 Stender Way project and $12.9 million in its 12100 Sunrise Valley Drive project.
Balance Sheet and Liquidity
As of June 30, 2011, the Company had $110.6 million of total long-term debt equal to 12.8% of the undepreciated book value of total assets and equal to 1.8x annualized adjusted EBITDA for the quarter ended June 30, 2011.
On April 29, 2011, the Company repaid the $10.0 million mezzanine loan on the 427 S. LaSalle property which was scheduled to mature on March 9, 2012, at a discount of $0.5 million, or at the equivalent of 95% of par value. On June 3, 2011, the Company repaid the $5.0 million subordinate loan on the 427 S. LaSalle property which was scheduled to mature on March 9, 2012 at a discount of $0.4 million, or at the equivalent of 92% of par value. The Company recognized a net gain of $0.9 million on these transactions.

At quarter end, the Company had $31.3 million of cash available on its balance sheet and $101.1 million of available capacity under its revolving credit facility.
Dividend
On June 17, 2011, the Company’s Board of Directors declared a dividend of $0.13 per share of common stock and common stock equivalents for the second quarter of 2011. The dividend was paid on July 15, 2011 to stockholders of record as of June 30, 2011.
2011 Outlook
The Company increased its full year FFO per diluted share and unit guidance to a range of $1.10 to $1.16 compared to its prior range of $1.04 to $1.12 based on performance year-to-date and its outlook for the remainder of 2011. This outlook is predicated on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. Further, the Company’s guidance does not include the impact of any potential acquisitions or capital markets transactions.
In addition, the Company’s estimate of the net loss attributable to common shares is ($0.39) to ($0.45) per diluted share with the difference between FFO and net loss being real estate depreciation and amortization.
Conference Call Details
The Company will host a conference call August 4, at 12:00 p.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.
The call can be accessed live over the phone by dialing (877) 407-9039 for domestic callers and (201) 689-8470 for international callers. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 for domestic callers, or for international callers, (858) 384-5517. The passcode for the replay is 376168. The replay will be available until August 11, 2011.
Interested parties may also listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite
CoreSite Realty Corporation (NYSE: COR) delivers powerful, network-rich data centers that optimize, secure and interconnect the mission-critical IT assets of the world’s top organizations. 700+ customers, including Global 1000 enterprises, cloud providers, financial firms, and government agencies, choose CoreSite for reliability, service and expertise in delivering customized, flexible data center solutions. CoreSite offers private data centers and suites, cage-to-cabinet colocation, and interconnection services, such as Any2, CoreSite’s Internet exchange. The Company’s portfolio comprises more than two million square feet, including space held for redevelopment and development, and provides access to more than 200 network service providers via 11 data centers in seven key U.S. economic centers. Obtain more information at www.CoreSite.com.
CoreSite Investor Relations Contact
+1 303.222.7276
InvestorRelations@CoreSite.com
CoreSite Media Contact
Mark Jobson
+1 303.405.1004
Mark.Jobson@CoreSite.com
Forward Looking Statements
This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the Company’s failure to obtain necessary outside financing; the Company’s failure to qualify or maintain our status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2010, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Consolidated Balance Sheet
(in thousands, except per share data)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Investments in real estate:
Land	$84,738	$84,738
Building and building improvements	463,412	450,097
Leasehold improvements	77,452	75,800

	625,602	610,635
Less: Accumulated depreciation and amortization	(49,003)	(32,943)

Net investment in operating properties	576,599	577,692
Construction in progress	63,175	11,987

Net investments in real estate	639,774	589,679
Cash and cash equivalents	31,324	86,246
Restricted cash	16,120	14,968
Accounts and other receivables, net of allowance for doubtful accounts of $315 and $305 as of June 30, 2011 and December 31, 2010, respectively	6,394	5,332

Lease intangibles, net of accumulated amortization of $26,848 and $17,105 as of June 30, 2011 and December 31, 2010, respectively	50,973	71,704
Goodwill	41,191	41,191
Other assets	25,979	23,906

Total assets	$811,755	$833,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loans payable	$110,560	$124,873
Accounts payable and accrued expenses	41,569	26,393
Deferred rent payable	2,998	2,277
Acquired below-market lease contracts, net of accumulated amortization of $7,151 and $4,989 as of June 30, 2011 and December 31, 2010, respectively	14,111	16,415
Prepaid rent and other liabilities	10,420	8,603

Total liabilities	179,658	178,561
Stockholders’ equity:
Common stock, par value $0.01, 100,000,000 shares authorized and 19,850,434 and 19,644,042 shares issued and outstanding at June 30, 2011 and December 31, 2010	194	194
Additional paid-in capital	240,822	239,453
Accumulated other comprehensive income (loss)	(53)	52
Accumulated deficit	(17,523)	(7,460)

Total stockholders’ equity	223,440	232,239
Noncontrolling interests	408,657	422,226

Total equity	632,097	654,465

Total liabilities and equity	$811,755	$833,026

Consolidated Statement of Operations
(in thousands, except share and per share data)

	The Company	The Predecessor	The Company	The Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended June 30,	Ended June 30,	Ended June 30,	Ended June 30,
Operating revenues:
Rental revenue	$26,707	$8,776	$51,917	$15,029
Power revenue	10,760	2,765	20,541	4,922
Tenant reimbursement	1,425	439	3,145	704
Other revenue	3,592	407	6,847	764

Total operating revenues	42,484	12,387	82,450	21,419
Operating expenses:
Property operating and maintenance	13,830	4,485	25,853	8,465
Real estate taxes and insurance	2,149	365	4,892	812
Management fees to related party	—	1,237	—	2,295
Depreciation and amortization	17,660	3,790	37,133	6,948
Sales and marketing	1,433	57	2,810	59
General and administrative	5,602	417	11,219	501
Transaction costs	683	—	683	—
Rent	4,600	692	9,147	1,389

Total operating expenses	45,957	11,043	91,737	20,469

Operating loss	(3,473)	1,344	(9,287)	950
Gain on early extinguishment of debt	949		949
Interest income	40	—	106	—
Interest expense	(1,269)	(399)	(3,521)	(911)

Loss before income taxes	(3,753)	945	(11,753)	39
Income taxes	165	—	249	—

Net income (loss)	$(3,588)	$945	$(11,504)	$39

Net loss attributable to noncontrolling interests	(2,058)	—	(6,602)	—

Net loss attributable to common shares	$(1,530)	$945	$(4,902)	$39

Basic and diluted loss per common share
Net loss per share attributable to common shares	$(0.08)	N/A	$(0.25)	N/A

Weighted average common shares outstanding	19,473,219	N/A	19,465,970	N/A

Reconciliation of net loss attributable to controlling interests to funds from operations (FFO):

	Three Months Ended:
	June 30,	March 31,	December 31,
	2011	2011	2010
Net loss	$(3,588)	$(7,916)	$(7,447)
Adjustments:
Real estate depreciation and amortization	17,391	19,237	18,936

FFO available to common shareholders and OP unitholders	$13,803	$11,321	$11,489

Weighted average common shares and OP units outstanding — diluted	45,784,080	45,689,418	45,684,670
FFO per common share and OP unit — diluted	$0.30	$0.25	$0.25

CoreSite Realty Corporation considers FFO to be a supplemental measure of performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. The Company calculates FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.
The Company offers this measure because management recognizes that FFO will be used by investors as a basis to compare operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of the properties, all of which have real economic effect and could materially impact financial condition and results from operations, the utility of FFO as a measure of performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund cash needs, including the ability to pay dividends or make distributions. In addition, the Company’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently. Investors in the Company’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Reconciliation of earnings before interest, taxes, depreciation and amortization (EBITDA):

	Three Months Ended:
	June 30,	March 31,	December 31,
	2011	2011	2010
Net loss	$(3,588)	$(7,916)	$(7,447)
Adjustments:
Interest expense, net of interest income	1,229	2,186	2,248
Income taxes	(165)	(84)	(223)
Depreciation and amortization	17,660	19,473	19,146

EBITDA	$15,136	$13,659	$13,724
Non-cash compensation	889	497	517
Gain on early extinguishment of debt	(949)	—	—
Transaction costs	683	—	—

Adjusted EBITDA	$15,759	$14,156	$14,241

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company calculates adjusted EBITDA by adding non-cash compensation expense and transaction costs to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, Management considers EBITDA and adjusted EBITDA to be appropriate supplemental measures of the Company’s performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.